EXHIBIT 10.1

WESBANCO, INC.

2026 Equity Incentive Plan

(adopted by the Company’s Board of Directors on March 4, 2026)

(approved by the Company’s shareholders on April 15, 2026)

1. Purposes of the Plan. The purposes of this Wesbanco, Inc. 2026 Equity Incentive Plan (this “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan provides for the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Stock or Cash Based Awards.

2. Definitions. For purposes of this Plan, the following terms shall have the following meanings:

(a) “Administrator” means the Board or, at its direction, the Compensation Committee of the Board, who will administer the Plan in accordance with Section 4 hereof.

(b) “Affiliate” means any entity controlling, controlled by or under common control with the Company, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through the ownership of voting securities, by contract or otherwise. The term “entity” shall include any individual, partnership, corporation, limited liability company, limited partnership, association, joint stock company, trust, joint venture, unincorporated organization and any governmental or any department, agency or political subdivision thereof.

(c) “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, the Code, the laws of the State of West Virginia, and the requirements of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are, or shall be, granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock or Cash Based Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency or conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall control and govern, and the Award Agreement shall be interpreted and deemed amended as necessary to comply with the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to a Participant’s termination by the Company as a Service Provider, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company, or an Affiliated of the Company, or in the absence of such then-effective written agreement and definition, is based on, in the sole determination of the Administrator, (or, to the maximum extent permitted by Applicable Laws, with respect to Consultants and Employees who are not subject to Section 16(a) of the Exchange Act, in the sole determination of the Company’s chief human resources officer or other person performing that function), the Participant’s: (i) conviction for a felony (or of a lesser included offense following indictment and entry of a guilty plea); (ii) continued failure, after thirty (30) days written notice from the Company or an Affiliate, to render service to the Company or such Affiliates as required under the terms and conditions of his or her employment; or (iii) persistent negligence and dereliction of duty which shall include, but shall not be limited to, the Participant’s frequent failure to perform properly assigned tasks or violation of the Company’s or its Affiliates’ drug and alcohol policies.

(i) “Change in Control” means, except as otherwise defined in an applicable Award Agreement, the occurrence of any of the following events:

(i) the consummation of a transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities. For the purposes of this paragraph (i), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate of the Company;

(2) a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly by the Company;

(ii) the consummation of the sale, lease, transfer or other disposition by the Company of all or substantially all of the assets of the Company to any third party other than (A) to a person or persons who beneficially own, directly or indirectly, more than eighty percent (80%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, lease, transfer or other disposition or (B) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock;

(iii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For the purpose of this paragraph, if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Change in Control; or

(iv) the consummation of a merger or consolidation of the Company with or into any other entity or any other corporate reorganization, other than a merger, consolidation or other corporate reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than eighty percent (80%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger, consolidation or other corporate reorganization.

Notwithstanding any provision of this Section 2(i) to the contrary, the following transactions shall not constitute a Change in Control for purposes of this Plan or any Award Agreement:

(A) if the transaction’s sole purpose is to change the legal jurisdiction of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the securities of the Company immediately before such transaction; or

(B) a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s or its Affiliates' operations and business activities.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, such transaction or event described in subsections (i), (ii), (iii), and (iv) will not be deemed a Change in Control with respect to such Award (or portion thereof) unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.

The Administrator shall determine, in good faith and consistent with this Section 2(i), whether a Change in Control has occurred pursuant to the foregoing definition, the date of such Change in Control, and any related matters; provided that any determination regarding whether an event constitutes a “change in control event” under Treasury Regulation Section 1.409A3(i)(5) shall be made in a manner consistent with such regulation.

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(k) “Committee” means a committee of Directors or other individuals satisfying Applicable Law appointed by the Board in accordance with Section 4 hereof.

(l) “Common Stock” means the common stock of the Company, par value $2.0833per share.

(m) “Company” means Wesbanco, Inc., a West Virginia corporation, or any successor thereto.

(n) “Consultant” means any person, including an advisor, who is engaged by the Company, or any Affiliate, to render bona fide consulting or advisory services to such entity and who is compensated for those services; provided, however, that the term “Consultant” does not include (i) Employees, (ii) Directors, or (iii) persons ineligible to receive Awards as a “consultant” or “advisor” in reliance on Form S-8 under the Securities Act.

(o) “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 16 hereof.

(p) “Director” means a member of the Board.

(q) “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a total and permanent disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r) “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made with respect to an Option or Stock Appreciation Right.

(s) “Effective Date” means the date upon which the Company’s shareholders approve the Plan.

(t) “Employee” means any person, including officers and Directors, employed by the Company or any Affiliate. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Affiliate, including sick leave, military leave, or any other personal leave, or (ii) transfers between the Company or any Affiliate, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety first (91st) day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Fair Market Value” means, as of the date of determination, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w) Good Reason” means as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or an Affiliate of the Company, or in the absence of such then-effective written agreement and definition, will mean the occurrence of any one or more of the following without the Participant’s consent, in the sole determination of the Administrator (or, to the maximum extent permitted by Applicable Laws, with respect to Consultants and Employees who are not subject to Section 16(a) of the Exchange Act, in the sole determination of the Company’s chief human resources officer or other person performing that function): (i) the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including offices, titles and reporting requirements) with the Company or its Affiliates, or a reduction or an alteration in the nature and status of the Participant’s authorities, duties, or responsibilities from those in effect as of ninety days prior to a Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant, and other than any such alteration which is consented to by the Participant in writing; (ii) the Company’s requiring the Participant to be based in a location in excess of thirty-five miles from the location of the Participant’s principal job location or office immediately prior a Change in Control event, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s present business obligations; (iii) a reduction by the Company of the Participant’s base salary by at least ten percent from that in effect immediately prior to that reduction; (iv) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under any employment agreement to which the Participant and the Company or its Affiliates is a party; and (v) any purported termination by the Company which is not accomplished by written notice setting forth the basis for that termination or, if the Participant is a party to an employment agreement setting forth a specific procedure for termination of employment, such notice does not comply with the applicable provisions of that employment agreement; provided that none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within 60 days following the initial occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 60 days of receiving that written objection, and the Participant resigns his or her employment within 60 days following the expiration of that cure period.

(x) “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(y) “Non-Employee Director” means a Director of the Company who is not an Employee.

(z) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(bb) “Other Stock or Cash Based Awards” means a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 12, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

(cc) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means a Service Provider who has been granted an Award under the Plan.

(ee) “Performance Goals” means the performance goals established in writing by the Administrator for the Performance Period in connection with the grant of an Award.

(ff) “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(gg) “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(hh) “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Prior Plan” means Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan as adopted February 13, 1998, and as amended and restated February 25, 2010, February 23, 2017, February 25, 2021 and February 21, 2024.

(kk) “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

(mm) “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(oo) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp) “Service Provider” means an Employee, Director or Consultant to the Company or any Affiliate.

(qq) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 hereof.

(rr) “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(ss) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt) “Termination of Service” means the date the Participant ceases to be a Service Provider. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service for purposes of the Plan. For the avoidance of doubt, unless the Administrator determines otherwise and sets forth in an Award Agreement, the following would not constitute a Termination of Service: (i) cessation of employee status but the Participant’s continuation of the performance of services for the Company, or a Subsidiary as a Director or Consultant, or vice versa, (ii) Participant’s transfer between the Company, or any Subsidiary; and (iii) any leave of absence approved by the Company. If the Subsidiary to which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Board, such Participant’s Service will be considered to have terminated on the date such Subsidiary ceases to qualify as a Subsidiary.

3. Stock Subject to the Plan.

(a) Basic Limitation; Prohibition on Liberal Share Recycling. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is 3,000,000 Shares, all of which may be Incentive Stock Options, plus any Shares which as of the Effective Date are subject to Prior Plan Awards which become available for future grants of Awards under the Plan following the Effective Date pursuant to Section 3(b). Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued in such payment. Notwithstanding anything in the Plan to the contrary, the following Shares shall not again become available for issuance under the Plan: (w) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (x) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (y) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise (i.e., the gross number of shares subject to the SAR, not merely the net shares delivered, shall be counted against the Plan’s share reserve); and (z) Shares repurchased by the Company on the open market using the proceeds from the exercise of an Option. From and after the Effective Date, no awards shall be granted under the Prior Plan; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the Prior Plan. Shares underlying Prior Plan Awards granted after December 31, 2025, shall count against the maximum aggregate share limit set forth in the first sentence of this Section 3(a).

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company due to the failure to vest, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan. If any Prior Plan Award that is outstanding as of the Effective Date expires or is terminated or canceled without having been exercised or settled in full, or if unvested Shares acquired pursuant to a Prior Plan Award subject to forfeiture or repurchase that are outstanding as of the Effective Date are forfeited or repurchased by the Company due to the failure to vest, the Shares allocable to the terminated portion of the Prior Plan Award or the forfeited or repurchased Shares shall be available for grant under the Plan.

(c) Shares under Plans of Acquired Companies. Shares issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 3(a) hereof.

(d) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following shall not be subject to the foregoing minimum vesting requirement: (i) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the Date of Grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, (ii) vested Shares delivered in lieu of fully vested cash compensation; (iii) substitute awards granted in connection with an acquisition under Section 3(c), and (iv) any additional Awards that the Administrator may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under Section 3(a). The minimum vesting period requirement under this paragraph shall not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, separation from service, death, Disability or a Change in Control.

(e) Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Plan or in any non-employee director compensation policy adopted by the Company, the sum of the grant date fair value of equity-based Awards (determined under generally accepted accounting principles) and the amount of any cash-based Awards and other compensation (including outside of the Plan) granted to a Non-Employee Director during any calendar year shall not exceed $400,000 in the case of an incumbent director, $800,000 in the case of the Chairman of the Board who is a Non-Employee Director, or $800,000 in the case of a new Non-Employee Director during his or her first year of service. The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Law.

(iv) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(v) Officer Delegation. Except to the extent prohibited by Applicable Law, the Board may, by resolution, delegate to one or more officers of the Company the authority to grant Awards to other Service Providers who are not then subject to the reporting requirements of Section 16 of the Exchange Act; provided, however, that (i) such delegation shall specify the maximum number of Shares that may be subject to Awards granted pursuant to such delegated authority, (ii) Awards granted pursuant to such delegation shall be made on the terms and conditions set forth in the form of Award Agreement approved by the Board (or a Committee thereof), and (iii) each such officer shall report to the Board (or a Committee thereof) on a periodic basis with respect to the nature and scope of Awards granted pursuant to such delegated authority.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of Shares;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve the forms of Award Agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any non-competition restrictions, and any other restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and set forth in the Award Agreement;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;

(vii) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld, or such higher limit if applicable under accounting rules without triggering liability classification. All elections by Participants to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(viii) to amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment shall be subject to Section 18(b) of the Plan. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(ix) to include a provision whereby the Participant may elect at any time while a Service Provider to exercise any part or all of the Option prior to full vesting of the Option, and any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate;

(x) to correct administrative errors;

(xi) to construe and interpret the terms of the Plan and Award granted pursuant to the Plan;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xiii) to determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xiv) to determine adjustments under Section 15(a);

(xv) to create Other Stock or Cash Based Awards for issuance under the Plan;

(xvi) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii) to establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise or settlement of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xix) to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

(c) Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d) Effect of Administrator’s Decision. All decisions, determinations, actions and interpretations of the Administrator shall be final, conclusive and binding on all persons having an interest in the Plan.

(e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees of the Company or its Affiliates, members of the Board and any officers or Employees of the Company to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law and the Company's organizational documents. Such indemnification shall cover all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same. Notwithstanding the foregoing, such indemnification shall not include any matters to which it shall be adjudged in the claim, investigation, action, suit or proceeding that the subject person is liable for gross negligence, bad faith or intentional misconduct.

5. Eligibility.

(a) General Rule. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock or Cash Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary.

(b) Shareholder with Ten-Percent Holdings. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least one hundred ten percent (110%) of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For purposes of this Section 5(b), in determining ownership of securities, the attribution rules of Treasury Regulation 1.424(d)1 shall apply.

6. Limitations for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds U.S. $100,000 (or such higher annual limit as may be set by the Code for Incentive Stock Options), such Options with respect to such Shares exceeding such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

7. Options.

(a) Term of Option. The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(b) Exercise Price. Each Award Agreement shall specify the exercise price. The per Share exercise price of an Option shall not be less than one hundred percent (100%) of a Share on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding sentence, the exercise price under any Option shall be determined by the Administrator in its sole discretion. The exercise price shall be payable in accordance with Section 7(d) hereof and the applicable Award Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5(b), in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Options may be issued at an exercise price other than as required by the foregoing and Section 5(b).

(c) Exercisability. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.

(i) General Rule. The entire exercise price for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 7(d).

(ii) Net Exercise. At the sole discretion of the Administrator, consideration may be paid in the form of a “net exercise,” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(iii) Other Forms of Consideration. At the sole discretion of the Administrator, all or a portion of the exercise price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law, including through the tender of other Shares with a Fair Market Value equal to the exercise price per Share. In no event may a promissory note be used as a form of consideration for exercising an Option.

(e) Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (B) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 7(d) hereof and permitted by the Award Agreement.

(ii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

(f) Termination of Service (other than by death).

(i) Except to the extent an Award Agreement provides otherwise, if a Participant has a Termination of Service for any reason other than death, then the Participant’s Options shall expire on the earlier of:

(A) The expiration date determined by Section 7(a) hereof;

(B) The ninetieth (90th) day following the Participant’s Termination of Service for any reason other than Disability or Cause, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the ninetieth (90th) day following the Participant’s Termination of Service for any reason other than Disability or Cause shall be treated as an Incentive Stock Option;

(C) The last day of the twelve (12) month period following the Participant’s Termination of Service by reason of Disability, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the last day of the twelve (12) month period following the Participant’s Termination of Service shall be treated as an Incentive Stock Option; or

(D) The Participant’s date of Termination of Service for Cause.

(ii) Following a Participant’s Termination of Service, the Participant may exercise all or any part of the Participant’s Option at any time before the expiration of the Option as set forth in Section 7(f)(i)

hereof, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s Termination of Service (or became vested and exercisable as a result of the termination). Unless otherwise provided by the Administrator, if on the date of Termination of Service the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii) In the event that the Participant dies after the Participant’s Termination of Service but before the expiration of the Participant’s Option as set forth in Section 7(f)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the Participant’s Termination of Service (or became vested and exercisable as a result of the termination). If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

(g) Death of Participant.

(i) If a Participant dies while a Service Provider, then the Participant’s Option shall expire on the earlier of the following dates:

(A) The expiration date determined by Section 7(a) hereof; or

(B) The last day of the twelve (12) month period following the Participant’s death, or such later date as the Administrator may determine and specify in the Award Agreement.

(ii) All or part of the Participant’s Option may be exercised at any time before the expiration of the Option as set forth in Section 7(g)(i) hereof by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s death or had become vested and exercisable as a result of the death. Any remaining Options that are unvested as of the date of the Participant’s death, or that did not become vested and exercisable as a result of the Participant’s death, shall be immediately forfeited upon the Participant’s death. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e) Dividends and Other Distributions. Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Stock is granted becomes the record holder of such Restricted Stock, unless otherwise provided in the Award Agreement. Dividends with respect to Shares of Restricted Stock that are subject to vesting restrictions will be credited to a book-entry account and be paid to the Participant only when the underlying Restricted Stock Award vests. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time. For the avoidance of doubt, the exercise price (or grant price) per Share subject to each Stock Appreciation Right shall in no event be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant

(b) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(f) and 7(g) shall also apply to SARs.

(d) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(iii) At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant.

(c) Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f) Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time, and from time to time, as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will evidence the Award in an Award Agreement providing for the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out in a lump sum, installments or on a deferred basis.

(c) Form and Timing of Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award.

12. Other Stock or Cash Based Awards and Dividend Equivalents.

(a) Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock or Cash Based Awards shall be made, the amount of such Other Stock or Cash Based Awards, and all other conditions of the Other Stock or Cash Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

(b) Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the class of Common Stock underlying the Award, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests. Except as provided in Section 15(a), in no event may dividends or dividend equivalents be paid with respect to an Option nor SAR.

13. Leaves of Absence. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14. Nontransferability of Awards. No Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or Applicable Laws of descent and distribution. Options and Stock Appreciation Rights may be exercised during the lifetime of the Participant only by the Participant. For the avoidance of doubt, under no circumstances may Awards be transferred to financial institutions.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock and is not covered by Section 15(b) or Section 15(c), an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or an Affiliate of the Company . Upon a Change in Control, all outstanding Awards under the Plan will be assumed or replaced by the acquirer. If the acquirer chooses to not assume or replace an Award, then (x) if the Award is a time-based Award, it shall automatically vest immediately prior to a Change in Control and (y) if the Award is subject to performance-based vesting conditions, the Award shall vest at the greater of (1) the target level of performance or (2) the actual level of performance measured through the date of such Change in Control, provided that if actual performance is not reasonably determinable, performance will be deemed achieved at target level performance. With respect to any Award that is assumed or replaced by the acquirer in connection with a Change in Control, the vesting of such Award shall accelerate if the Participant experiences a Termination of Service without Cause or if the Participant resigns for Good Reason, in either case, within two years after the effective date of a Change in Control (with Awards subject to performance-based vesting conditions vesting at the greater of (x) the target level of performance or (y) the actual level of performance measured through the date of such Change in Control, provided that if actual performance is not reasonably determinable, performance will be deemed achieved at target level performance). For the purposes of this Section 15(c), an Award shall be considered “assumed” or “replaced” in connection with a Change in Control only if the Award is converted into or replaced with an award of the successor corporation (or a parent thereof) on terms and conditions that substantially preserve the type, value, vesting schedule, and other material terms of the Award.

(d) Reservation of Rights. Except as provided in this Section 15 or in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares. The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16. Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee. Notice of the determination shall be provided to each participant within reasonable time after the date of such grant.

17. Board and Shareholder Approval; Term of Plan.

(a) Approval by Shareholders. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such approval by shareholders of the Company shall be obtained in the degree and manner required under Applicable Law.

(b) Term of the Plan. Subject to approval by shareholders of the Company in accordance with Section 17(a) hereof, the Plan shall become effective upon the approval by the shareholders of the Company as described in Section 17(a) hereof. In the event that the shareholders of the Company fail to approve the Plan within twelve (12) months after its adoption by the Board, any Options or Awards that have been granted and any Shares that have been issued or purchased under the Plan shall be rescinded, and no additional Options or Awards shall be granted thereafter. Unless sooner terminated under Section 18 hereof, the Plan will continue in effect for a term of ten (10) years from the date of its adoption by the Board.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan. Notwithstanding the foregoing, the Board shall obtain approval of the shareholders of any Plan amendment if required by Applicable Law.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, or anything in the Plan to the contrary, the Administrator shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.

19. Conditions upon issuance of shares.

(a) Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time any such exercise or receipt that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares if, in the opinion of counsel for the Company, such representation is required.

(c) Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements as the Administrator may require for the satisfaction of any U.S. federal, state, local or non-U.S. income and employment tax withholding obligations, including without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award, or such higher withholding limit if applicable under accounting rules without triggering liability classification. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company or its Affiliate shall have the right to withhold taxes from any compensation or other amounts that the Company or its Affiliate may owe to the Participant, or to require the Participant to pay to the Company or its Affiliate the amount of any taxes that the Company or its Affiliate may be required to withhold with respect to the Shares issued to the Participant.

20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Company or its Affiliates for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Affiliate employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate such relationship at any time, with or without cause, and with or without notice.

23. Unfunded Obligation. This Section 23 shall only apply to Awards that have not been settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Affiliate and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Affiliate. The Participants shall have no claim against the Company or any Affiliate for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24. No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

25. Express Prohibition of Option Repricing; No Reload Awards. Without the approval of the Company’s shareholders, the Administrator will not reduce the exercise price of an Option or SAR after the grant date or cancel an outstanding Option or SAR and grant a new Option or SAR with a lower exercise price in substitution therefor (other than, in either case, in accordance with the adjustment provisions in Section 15(a)). Similarly, without the approval of the Company’s shareholders, the Administrator will not (x) agree to make a cash payment exchange for a participant’s agreement to cancel an Option or SAR where the exercise price of the applicable Award is greater than the then Fair Market Value or (y) take any other action that constitutes a “repricing” under applicable stock exchange rules or generally accepted accounting principles. No Award granted under the Plan shall include any provision for automatic “reload” grants of additional Awards.

26. No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

27. Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

28. Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of West Virginia, without regard to choice of law principles that direct the application of the laws of another state.

29. Section 409A. The Plan, Awards granted under the Plan, and Award Agreements for the Awards are intended to either be exempt from or comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Any amendment to this Plan or an Award Agreement adopted solely for the purpose of complying with Code Section 409A or any other section of the Code may be retroactive to the extent permitted by the applicable provision of the Code and may be made by the Company without the consent of the Participants. In addition, for purposes of the Plan, each amount to be paid to the Participant pursuant to the Plan that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. . The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

(b) In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c) In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

30. Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

31. Compensation Recoupment. All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the terms of the Company’s recoupment, clawback or similar policy as the Company may adopt from time to time, as well as any similar requirements of Applicable Law or listing standards of any applicable stock exchange or national market system, any of which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to Awards (including any value received from a disposition of the Shares acquired upon the payment of the Awards).